UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2009 (February 3, 2009)

GateHouse Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33091	36-4197635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 598-0030

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 3, 2009 GateHouse Media, Inc. and certain of its subsidiaries and affiliates (together, the “Company”) entered into a Second Amendment to Credit Agreement (the “Amendment”). The Amendment amends the Company’s Amended and Restated Credit Agreement, dated as of February 27, 2007, as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of May 7, 2007 (together, the “Credit Agreement”), by and among GateHouse Media Holdco, Inc. (“Holdco”), GateHouse Media Operating, Inc. (the “Subsidiary”), GateHouse Media Massachusetts I, Inc., GateHouse Media Massachusetts II, Inc., ENHE Acquisition, LLC, each of those domestic subsidiaries of Holdco identified as a “Guarantor” on the signature pages of the Credit Agreement, and Wachovia Bank, National Association, as administrative agent for the lenders. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

The Amendment, among other things, permits the Subsidiary to repurchase term loans outstanding under the Credit Agreement at prices below par through one or more Modified Dutch Auctions through December 31, 2011, provided that: (i) no Default or Event of Default under the Credit Agreement has occurred and is continuing or would result from such repurchases, (ii) the sum of Unrestricted Cash and Accessible Borrowing Availability under the Credit Agreement is greater than or equal to $20,000,000; and (iii) no Extension of Credit is outstanding under the Revolving Facility before or after giving effect to such repurchases. The Amendment further provides that such repurchases may result in the prepayment of term loans on a non-pro rata basis. No debt repurchases are required to be made pursuant to the Amendment and the Company cannot provide any assurances that any such debt repurchases will be made or, if made, the prices at which such repurchases will be made.

The Amendment also reduces the aggregate principal amounts available under the Credit Agreement, as follows: (i) for revolving loans, from $40,000,000 to $20,000,000; (ii) for the letter of credit subfacility, from $15,000,000 to $5,000,000; and (iii) for the swingline loan subfacility, from $10,000,000 to $5,000,000.

In addition, the Amendment provides that Holdco may not incur additional term debt under the Credit Agreement unless each of the Senior Secured Incurrence Test of less then 4.00 to 1 and the current Incurrence Test is satisfied.

The Company paid customary fees and expenses in connection with the consummation of the Amendment.

The Second Amendment is attached to this Current Report on Form 8-K as Exhibit 99.1 and the above description of the Second Amendment is qualified in its entirety by reference thereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Second Amendment to Credit Agreement, dated as of February 3, 2009, by and among GateHouse Media Holdco, Inc., GateHouse Media Operating, Inc., GateHouse Media Massachusetts I, Inc., GateHouse Media Massachusetts II, INC., ENHE Acquisition, LLC, each of those domestic subsidiaries of Holdco identified as a “Guarantor” on the signature pages of the Credit Agreement, and Wachovia Bank, National Association, in its capacity as administrative agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEHOUSE MEDIA, INC.

By:	/s/ Michael Reed
Michael Reed
Chief Executive Officer

Date: February 5, 2009